Exhibit 2.1

Delaware	Page 1
The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF “COLLECTIVE WISDOM TECHNOLOGIES, INC.”, FILED IN THIS OFFICE ON THE ELEVENTH DAY OF APRIL, A.D. 2018, AT 4:02 O’CLOCK P.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE KENT COUNTY RECORDER OF DEEDS.

/s/ Jeffrey W. Bullock
Jeffrey W. Bullock, Secretory of State

6840667 8100 SR# 20182619648	Authentication: 202502589 Date: 04-12-18

You may verify this certificate online at corp.delaware.gov/authver.shtml

State of Delaware Secretary of State Division of Corporations Delivered 04:02 PM 04/11/2018 FILED 04:02 PM 04/11/2018 SR 20182619648 - File Number 6840667

CERTIFICATE OF INCORPORATION

OF

COLLECTIVE WISDOM TECHNOLOGIES, INC.

FIRST:	The name of the Corporation (herein called the “Corporation”) is Collective Wisdom Technologies, Inc.

SECOND:	The address of the registered office of the Corporation in the State of Delaware is 160 Greentree Drive, Suite 101, Dover, DE 19904, County of Kent. The name of the registered agent of the Corporation at such address is National Registered Agents, Inc.

THIRD:	The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the “DGCL”).

FOURTH:	The amount of the total authorized capital stock of the Corporation is 10,000, all of which are of a par value of $0.0001 dollars per share and classified as common stock.

FIFTH:	The name and mailing address of the incorporator are as follows:

Krista Collins, 9 East 40th St, 4th Floor, New York, NY 10016

SIXTH:	The duration of the Corporation shall be perpetual.

SEVENTH:	Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver(s) appointed for the Corporation under the provisions of Section 291 of the DGCL or on the application of trustees in dissolution or of any receiver(s) appointed for the Corporation under the provisions of Section 279 of the DGCL, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders, of the Corporation, as the case may be, to be summoned in such manner as such court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders, of the Corporation, as the case may be, agree on any compromise or arrangement and to any reorganization of the Corporation as a consequence of such compromise or arrangement, such compromise or arrangement and such reorganization shall, if sanctioned by the court to which such application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.

EIGHTH:	A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived any improper personal benefit. If the DGCL is amended after the date of incorporation of the Corporation to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

Dated on this 11th day of April, 2018

/s/ Krista Collins
Krista Collins
Incorporator